SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

CITIGROUP INC.	CITIGROUP GLOBAL MARKETS HOLDINGS INC.
(Exact Name of Registrant as Specified in Its Charter)	(Exact Name of Registrant as Specified in Its Charter)

DELAWARE (State of Incorporation or Organization)	NEW YORK (State of Incorporation or Organization)

52-1568099 (I.R.S. Employer Identification no.)	11-2418067 (I.R.S. Employer Identification no.)

399 Park Avenue New York, New York 10043 (Address of Principal Executive Offices) (Zip Code)
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file numbers to which this form relates: 333-106272; 333-119615; 333-125845-01.

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered
Dow Jones EURO STOXX 50 Index LASERS due March 20, 2009	NYSE Arca, Inc.
DJIA PPN due August 25, 2010	NYSE Arca, Inc.
Dow Jones Global Titans Index PPN due October 29, 2009	NYSE Arca, Inc.
S&P 500 Index PPN due October 29, 2009	NYSE Arca, Inc.
Dow Jones Global Titans Index PPN due October 28, 2010	NYSE Arca, Inc.
DJIA PPN due December 29, 2009	NYSE Arca, Inc.
Nasdaq-100 Index PPN due September 28, 2009	NYSE Arca, Inc.
S&P 500 Index PPN due January 28, 2010	NYSE Arca, Inc.

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1.   Description of Registrants’ Securities to be Registered.

For a description of each class of securities to be registered hereunder, reference is made to the information contained in:

1.

Citigroup Global Markets Holdings Inc.’s Prospectus Supplement dated August 25, 2004, related to the 2% Principal-Protected Equity Linked Notes Based Upon the Dow Jones Industrial AverageSM due December 29, 2009.

2.

Citigroup Global Markets Holdings Inc.’s Prospectus Supplement dated April 26, 2004, related to the 1.5% Principal-Protected Equity Linked Notes Based Upon the Dow Jones Global Titans 50 IndexSM due October 29, 2009.

3.	Citigroup Global Markets Holdings Inc.’s Prospectus Supplement dated June 23, 2004, related to the 2% Principal-Protected Equity Linked Notes Based Upon the Nasdaq-100 Index due September 28, 2009.

4.	Citigroup Global Markets Holdings Inc.’s Prospectus Supplement dated April 26, 2004, related to the 1.5% Principal-Protected Equity Linked Notes Based Upon the S&P 500® Index due October 29, 2009.

5.	Citigroup Global Markets Holdings Inc.’s Prospectus Supplement dated October 25, 2004, related to the 1% Principal-Protected Equity Linked Notes Based Upon the S&P 500® Index due January 28, 2010.

6.

Citigroup Global Markets Holdings Inc.’s Prospectus Supplement dated March 24, 2005, related to the Index LeAding StockmarkEt Return Securities Based Upon the Dow Jones EURO STOXX 50 IndexSM due March 30, 2009.

7.

Citigroup Global Markets Holdings Inc.’s Prospectus Supplement dated February 22, 2005, related to the 2% Principal-Protected Equity Linked Notes Based Upon the Dow Jones Industrial AverageSM due August 25, 2010.

8.

Citigroup Global Markets Holdings Inc.’s Prospectus Supplement dated April 25, 2005, related to the 2.5% Principal-Protected Equity Linked Notes Based Upon the Dow Jones Global Jones 50 IndexSM due October 28, 2010.

For a description of the securities referred to in 1 through 5 above, reference is also made to the information under the heading “Description of Debt Securities” on pages 11 through 17 of Citigroup Global Markets Holdings Inc.’s Prospectus dated June 30, 2003 (Registration No. 333-106272).

For a description of the securities referred to in 6 through 8 above, reference is also made to the information under the heading “Description of Debt Securities” on pages 10 through 16 of Citigroup Global Markets Holdings Inc.’s Prospectus dated November 1, 2004 (Registration No. 333-119615).

For a description of the guarantee issued by Citigroup Inc. as to payment of the securities referred to in 1 through 8 above, reference is made to the information contained under the heading “Description of the Guarantees” on page 2 of Citigroup Inc.’s Prospectus dated June 28, 2005 (Registration No. 333-125845-01).

All the above information is incorporated herein by reference and made part of this registration statement in its entirety.

Item 2.   Exhibits.

99 (A). Prospectus dated June 30, 2003, incorporated by reference to Citigroup Global Markets Holdings Inc.’s filing under Rule 424(b)(5) dated July 9, 2003 (Registration No. 333-106272).

99 (B). Prospectus dated November 1, 2004, incorporated by reference to Citigroup Global Markets Holdings Inc.’s filing under Rule 424(b)(5) dated November 1, 2004 (Registration No. 333-119615).

99 (C). Prospectus dated June 28, 2005 incorporated by reference to Citigroup Inc.’s Amendment No. 1 to the registration statement on Form S-3 filed on June 28, 2005 (Registration No. 333-125845-01).

99 (D). Senior Debt Indenture between Citigroup Global Markets Holdings Inc. and The Bank of New York, dated as of October 27, 1993, incorporated by reference to Exhibit 3 to Citigroup Global Markets Holdings Inc.’s Current Report on Form 8-K dated October 27, 1993, as supplemented by a First Supplemental Indenture, dated as of November 28, 1997, incorporated by reference to Exhibit 99.04 to Citigroup Global Markets Holdings Inc.’s Current Report on Form 8-K dated December 9, 1997, and a Second Supplemental Indenture, dated as of July 1, 1999, incorporated by reference to Exhibit 4(vv) to Post-Effective Amendment No. 1 to Registration Statement No. 333-38931.

99 (E). Prospectus Supplement dated August 25, 2004, related to the 2% Principal-Protected Equity Linked Notes Based Upon the Dow Jones Industrial AverageSM due December 29, 2009, incorporated by reference to Citigroup Global Markets Holdings Inc.’s filing under Rule 424(b)(2) dated August 27, 2004.

99 (F). Prospectus Supplement dated April 26, 2004, related to the 1.5% Principal-Protected Equity Linked Notes Based Upon the Dow Jones Global Titans 50 IndexSM due October 29, 2009, incorporated by reference to Citigroup Global Markets Holdings Inc.’s filing under Rule 424(b)(2) dated April 28, 2004

99 (G). Prospectus Supplement dated June 23, 2004, related to the 2% Principal-Protected Equity Linked Notes Based Upon the Nasdaq-100 Index due September 28, 2009, incorporated by reference to Citigroup Global Markets Holdings Inc.’s filing under Rule 424(b)(2) dated June 28, 2004.

99 (H). Prospectus Supplement dated April 26, 2004, related to the 1.5% Principal-Protected Equity Linked Notes Based Upon the S&P 500® Index due October 29, 2009, incorporated by reference to Citigroup Global Markets Holdings Inc.’s filing under Rule 424(b)(2) dated April 28, 2004.

99 (I). Prospectus Supplement dated October 25, 2004, related to the 1% Principal-Protected Equity Linked Notes Based Upon the S&P 500® Index due January 28, 2010, incorporated by reference to Citigroup Global Markets Holdings Inc.’s filing under Rule 424(b)(2) dated October 27, 2004.

99 (J). Prospectus Supplement dated March 24, 2005, related to the Index LeAding StockmarkEt Return Securities Based Upon the Dow Jones EURO STOXX 50 IndexSM due March 30, 2009, incorporated by reference to Citigroup Global Markets Holdings Inc.’s filing under Rule 424(b)(2) dated March 28, 2005.

99 (K). Prospectus Supplement dated February 22, 2005, related to the 2% Principal-Protected Equity Linked Notes Based Upon the Dow Jones Industrial AverageSM due August 25, 2010, incorporated by reference to Citigroup Global Markets Holdings Inc.’s filing under Rule 424(b)(2) dated February 24, 2005.

99 (L). Prospectus Supplement dated April 25, 2005, related to the 2.5% Principal-Protected Equity Linked Notes Based Upon the Dow Jones Global Jones 50 IndexSM due October 28, 2010, incorporated by reference to Citigroup Global Markets Holdings Inc.’s filing under Rule 424(b)(2) dated April 27, 2005.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, each of the Registrants has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized.

Citigroup Inc. (Registrant)

By:	/s/ Martin A. Waters
Name: Martin A. Waters
Title: Assistant Treasurer

Citigroup Global Markets Holdings Inc. (Registrant)

By:	/s/ Geoffrey S. Richards
Name: Geoffrey S. Richards
Title: Vice President

Date: November 13, 2008